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                               EXHIBIT (8)(a)(4)

                  AMENDMENT NO. 18 TO PARTICIPATION AGREEMENT

                             (AEGON/TRANSAMERICA)
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                              AMENDMENT NO. 18 TO
                         PARTICIPATION AGREEMENT AMONG
                     AEGON/TRANSAMERICA SERIES FUND, INC.,
                     TRANSAMERICA LIFE INSURANCE COMPANY,
                      AUSA LIFE INSURANCE COMPANY, INC.,
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY,
              TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
                TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

     Amendment No. 18 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, Transamerica, has registered or will register certain variable annuity contracts (the "Contracts") under the Securities Act of 1933; and

     WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established the Separate Account VA J (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Contracts and such variable annuity contract will be partly funded by the Fund; and

     WHEREAS, Transamerica has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Transamerica intends to purchase shares in one or more of the portfolios of the Fund to fund their respective Contract on behalf of the Account, as specified in Schedule A attached to this Amendment, as such Schedule A is amended by this Amendment No. 18, and as Schedule A may be amended from time to time.

     NOW, THEREFORE, IT IS HEREBY AGREED that Transamerica, through its separate account, Separate Account VA J, will purchase and redeem shares issued by the Fund, subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Separate Account VA J as an additional "Account;" to add the Premier Asset Builder Variable Annuity contract issued by Transamerica and Immediate Income Builder II variable annuity contract issued by Transamerica to the list of "Policies;" and to add the BlackRock Large Cap Value Portfolio, the BlackRock Mid Cap Growth Portfolio, and the BlackRock Global Science & Technology Portfolio to the list of "Portfolios" of the AEGON/Transamerica Series Fund, Inc.
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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 1, 2001.

TRANSAMERICA LIFE INSURANCE           AEGON/TRANSAMERICA SERIES
COMPANY                               FUND, INC.
By its authorized officer             By its authorized officer


By: /s/ Larry N. Norman               By:  /s/ John K. Carter
   --------------------                  --------------------------
   Larry N. Norman                       John K. Carter
   Title: President                      Title: Vice President, Secretary
                                                and Senior Counsel

AUSA LIFE INSURANCE                   PEOPLES BENEFIT LIFE
COMPANY, INC.                         INSURANCE COMPANY
By its authorized officer             By its authorized officer


By: /s/ William L. Busler             By: /s/ Larry N. Norman
   ---------------------                 ----------------------------
    William L. Busler                     Larry N. Norman
    Title: Vice President                 Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE          TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                     AND ANNUITY COMPANY
By its authorized officer             By its authorized officer


By: /s/ Priscilla I. Hechler          By: /s/ Priscilla I. Hechler
   ------------------------              ------------------------------
    Priscilla I. Hechler                  Priscilla I. Hechler
    Title: Assistant Vice President       Title: Assistant Vice President and
           and Assistant Secretary               Assistant Secretary

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                              AMENDED SCHEDULE A
                           Effective August 1, 2001
                   Account(s), Policy(ies) and Portfolio(s)
                    Subject to the Participation Agreement

Accounts:  Separate Account VA B
           Separate Account VA BNY
           Mutual Fund Account
           Separate Account VA A
           Separate Account VA C
           Separate Account VA D
           Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           AUSA Series Annuity Account
           Transamerica Occidental Life Separate Account VUL-3 Separate Account VA E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4 Transamerica Occidental Life Separate Account VUL-5 Transamerica Life Insurance and Annuity Company on behalf of its Separate Account VA-8
           Separate Account VA J

Policies:  Transamerica Landmark Variable Annuity
           Transamerica Landmark ML Variable Annuity
           AUSA Landmark Variable Annuity
           The Atlas Portfolio Builder Variable Annuity
           Transamerica EXTRA Variable Annuity
           Transamerica Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           Estate Enhancer Variable Life
           TransSurvivor Life Variable Universal Life
           TransMark Optimum Choice Variable Annuity
           TransUltra(R) Variable Universal Life
           AUSA Freedom Elite Builder
           AUSA Premier Variable Annuity
           AUSA Freedom Wealth Protector
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                        AMENDED SCHEDULE A (continued)

Policies (continued):

               Immediate Income Builder II
               Premier Asset Builder Variable Annuity


Portfolios:    AEGON/Transamerica Series Fund, Inc.
                    Janus Growth
                    AEGON Bond
                    J.P. Morgan Money Market
                    Janus Global
                    LKCM Strategic Total Return
                    Van Kampen Emerging Growth
                    Alger Aggressive Growth
                    AEGON Balanced
                    Federated Growth & Income
                    C.A.S.E. Growth
                    NWQ Value Equity
                    GE International Equity
                    GE U.S. Equity
                    J.P. Morgan Real Estate Securities
                    T. Rowe Price Dividend Growth
                    T. Rowe Price Small Cap
                    Goldman Sachs Growth
                    Pilgrim Baxter Mid Cap Growth
                    Salomon All Cap
                    Dreyfus Mid Cap
                    Third Avenue Value
                    Dean Asset Allocation
                    Great Companies - America(SM)
                    Great Companies - Technology(SM)
                    Value Line Aggressive Growth
                    Gabelli Global Growth
                    Great Companies - Global/2/
                    LKCM Capital Growth
                    American Century International
                    American Century Income & Growth
                    Munder Net50
                    BlackRock Large Cap Value
                    BlackRock Mid Cap Growth
                    BlackRock Global Science & Technology